SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this "Agreement") is made as of July 21, 2020, by and between Adara Enterprises Corp. (f/k/a Imation Enterprises Corp.), a Delaware corporation (the "Company"), and ESW Capital, LLC, a Delaware limited liability company ("Investor").

RECITALS

WHEREAS, the Company is offering to sell to Investor One Hundred (100) shares of the Company's Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), for $250.00 per share of Series A Preferred Stock;

WHEREAS, Investor desires to purchase such One Hundred (100) shares of Series A Preferred Stock (the "Shares"), and in connection with such purchase, Investor and the Company desire to set forth certain rights and obligations as provided for herein.

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
ISSUANCE OF SHARES; USE OF PROCEEDS; CLOSING

1.1 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, Investor agrees to purchase, and the Company agrees to sell and issue to Investor, One Hundred (100) Shares for the aggregate purchase price of $25,000 (the "Purchase Price"), payable in accordance with Section 1.3(c).

1.2 Use of Proceeds. The proceeds received by the Company for the sale of Shares contemplated hereby shall be used for the Company's business purposes, as determined in the sole discretion of the Company.

1.3 Closing; Closing Payments.

(a) The closing of the purchase and sale of Shares described in Section 1.1 (the "Closing") will occur at such time and place as the Company and Investor shall agree.

(b) At the Closing, the Company shall (i) issue to Investor the Shares being purchased hereby; and (ii) reflect on its books and records the issuance to Investor of such Shares (which shares will be uncertificated).

(c) The Purchase Price shall be paid on the date of the Closing. The Purchase Price shall be paid by wire transfer of immediately available funds to an account designated by the Company to Investor or by such other means as the Company and Investor may agree.

(d) At the Closing, Investor shall execute and deliver to the Company such other documents or agreements as the Company may reasonably request.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1 The Company hereby represents and warrants to Investor as follows:

(a) Existence and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(b) Power. The Company has the full power and authority to execute, deliver and perform fully its obligations under this Agreement. No consent of any third party is required in order for the Company to issue the Shares.

(c) Validity and Enforceability. This Agreement has been duly executed and delivered by the Company and represents the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors' rights and remedies generally.

(d) No Conflict. Neither the execution of this Agreement nor the performance by the Company of its obligations hereunder will (i) violate or conflict with the Company's Certificate of Incorporation or Bylaws, in each case, as amended, or any applicable law or order, (ii) violate, conflict with or result in a breach or termination of, or otherwise give any person additional rights or compensation under, or the right to terminate or accelerate, or constitute (with notice or lapse of time or both) a default under the terms of any note, deed, lease, instrument, security agreement, mortgage, commitment, contract, agreement, license or other instrument or oral understanding to which the Company is a party or (iii) result in the creation or imposition of any lien with respect to, or otherwise have an adverse effect upon, any of the assets or properties of the Company.

(e) Capitalization.

(i) One Thousand (1000) shares of common stock, $0.01 par value per share (the "Common Stock"), One Thousand (1000) shares of which are issued and outstanding immediately prior to the Initial Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(ii) One Hundred (100) shares of preferred stock, $0.01 par value per share (the "Preferred Stock"), of which One Hundred (100) have been designated Series A Preferred Stock, none of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Company's Certificate of Incorporation, as amended by that certain Certificate of Designation of Series A Preferred Stock dated July 17, 2020 and as provided by the Delaware General Corporation Law. All of the outstanding shares of Preferred Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(iii) Reserved.

(iv) Except for the conversion privileges of the Stock to be issued under this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock. All outstanding shares of the Company's Common Stock and all shares of the Company's Common Stock underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than one hundred eighty (180) days following the Company's initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

(v) The Company has obtained valid waivers of any rights by other parties to purchase the Stock covered by this Agreement.

(f) Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge, or to the Company's knowledge, investigation pending or further to the Company's knowledge, currently threatened (i) against the Company or any officer, director or key employee of the Company arising out of their employment or board relationship with the Company; (ii) that questions the validity of this Agreement or the right of the Company to enter into them, or to consummate the transactions contemplated by this Agreement; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a material adverse effect.

(g) Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than: (i) restrictions on transfer under applicable state and federal securities laws, and (ii) liens or encumbrances created by or imposed by Investor. Based in part on the accuracy of the representations of Investor in Article III of this Agreement, the offer, sale and issuance of the Shares to be issued pursuant to and in conformity with the terms of this Agreement will be issued in compliance with all applicable federal and state securities laws.

ARTICLE III
REPRESENTATION, WARRANTIES AND AGREEMENTS OF INVESTOR

3.1 Representations and Warranties of Investor. Investor hereby represents and warrants to the Company and agrees with the Company as follows:

(a) Investor's investment in Company was not solicited by any general solicitation or general advertising, including any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television, radio, or Internet, or in connection with any seminar or meeting to which such Investor was invited by any general solicitation or general advertising.

(b) Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, as defined below. Investor was not organized for the specific purpose of acquiring the Shares.

(c) Investor has such knowledge and experience in financial and business matters that Investor is capable of protecting Investor's own interests in connection with the purchase of the Shares and evaluating the merits and risks of Investor's investment in the Company. Investor acknowledges that the purchase of the Shares constitutes a high-risk investment and, accordingly, that Investor may lose its entire investment in Company. The Shares are a suitable investment for Investor, in which Investor has been advised by its counsel that Investor is authorized by law to invest.

(d) Investor is aware that no federal or state agency has: (i) made any finding or determination as to the fairness of an investment in the Shares, (ii) made any recommendation or endorsement of the Shares, or (iii) guaranteed or insured any investment in the Shares.

(e) Investor acknowledges and understands that the Shares are an illiquid investment, which means that Holder must bear the economic risk of the investment for an indefinite period of time because:

(i) there is no market for the Shares and none is expected ever to develop, and

(ii) the transfer of the Shares is subject to significant restrictions under applicable securities laws.

(f) Investor is purchasing the Shares for Investor's own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and other applicable securities laws. Investor agrees not to sell or otherwise transfer the Shares without registration under the Securities Act or applicable state securities laws or an exemption therefrom except to an affiliate of Investor. Investor acknowledges that the Shares have not been and will not be registered under the Securities Act or the securities laws of any state.

(g) Investor has made all independent investigation such Investor considers appropriate to make an informed decision to purchase its Shares and acknowledges that, at a reasonable time before executing this Agreement, Company gave Investor an opportunity to ask questions and receive answers concerning Company and the terms and conditions of the offering of the Shares and to obtain additional information necessary to verify the accuracy of information furnished by Company to Investor.

(h) Investor has not received or relied on any investment, legal, or tax advice from Company, or any of its affiliates or advisers.

(i) This Agreement has been duly and validly executed and delivered by Investor and constitutes the legal, valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and

principles of equity affecting creditors' rights and remedies generally. No further corporate, partnership or limited liability company action on the part of Investor is or will be required in connection with the transactions contemplated hereby.

(j) Investor understands that the Shares and any securities issued in respect of the Shares, may bear any one or more of the following legends: (i) any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended; and (ii) the following legend:

> *"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS."*

ARTICLE IV
MISCELLANEOUS

4.1 Governing Law. The Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflict of laws thereof.

4.2 Waiver. Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, shall be construed as a waiver, and no single or partial exercise of a right shall preclude any other or further exercise of that or any other right.

4.3 Entire Agreement. This Agreement constitutes the final agreement between the parties hereto and is the complete and exclusive expression of agreement of the parties hereto with respect to the subject matter hereof and thereof. All prior and extemporaneous negotiations, communications, arrangements and agreements between the parties hereto on the subject matters contained in this Agreement whether written or oral, are expressly merged into and superseded by this Agreement. The provisions of this Agreement may not be explained, supplemented or qualified through evidence of trade usage or a prior course of dealing. There are no conditions precedent to the effectiveness of this Agreement other than those expressly stated in this Agreement.

4.4 Survival of Representations and Warranties. All representations, warranties, covenants and agreements set forth in this Agreement shall survive the execution and delivery of this Agreement and the closing and the consummation of the transactions contemplated hereby for a period of one (1) year after the closing.

4.5 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.6 Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected.

4.7 Amendment and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including, without limitation, securities into which such securities are convertible), each future holder of all such securities, and the Company.

4.8 Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

4.9 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

4.10 Expenses The fees and expenses incurred by any party hereto in preparing this Agreement will be paid by the party incurring such fees and expenses.

4.11 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) five (5) days after having been sent by certified mail, return receipt requested, first class postage prepaid, or (c) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to Investor at its address as set forth on the signature page hereto or to such address as subsequently modified by written notice given in accordance with this Section 4.11. If notice is given to the Company, it shall be sent to: Adara Enterprises Corp., 411 East 57th Street, Suite 1-A, New York, NY 10022; Attention: President.

4.12 Interpretation. No provision of this Agreement shall be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

4.13 Counterparts; Electronic Delivery. This Agreement may be executed in counterparts, each of which shall be deemed an original, and such counterparts shall together constitute but one and the same Agreement, binding upon the parties hereto. This Agreement may be executed via facsimile or emailed .pdf, which shall be deemed an original.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

ADARA ENTERPRISES CORP.

By: ______________________________
Name: Daniel Strauss
Title: President

INVESTOR:

ESW CAPITAL, LLC

By: ______________________________
Name: Andrew Price
Title: Chief Financial Officer

Address:

401 Congress Ave., Suite 2650
Austin, Texas 78701

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

ADARA ENTERPRISES CORP.

By: ______________________________
Name:
Title:

INVESTOR:

ESW CAPITAL, LLC

By: Andrew S Price
Andrew S Price (Jul 13, 2020 13:42 EDT)
Name: Andrew Price
Title: Chief Financial Officer

Address:

401 Congress Ave., Suite 2650
Austin, Texas 78701